Exhibit 99.1

For Immediate Release

Contact:             Patrick A. Reynolds

 Director of Investor Relations

 (706) 649-4973

Synovus Reports Earnings for First Quarter of 2014

Net Income Available to Common Shareholders Increases 28% to $46 Million

Columbus, Ga., April 22, 2014 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended March 31, 2014.

First Quarter Results

•	Net income available to common shareholders was $45.9 million for the first quarter of 2014, an increase of 27.9% compared to $35.9 million for the fourth quarter of 2013, and up from $14.8 million for the first quarter of 2013. Diluted net income per common share for the first quarter of 2014 was $0.05 compared to $0.04 for the fourth quarter of 2013 and $0.02 for the first quarter of 2013.

•	Total loans grew $101.2 million sequentially or 2.0% annualized. Excluding the impact from the Memphis transaction, loans grew $190.8 million or 3.9% annualized.

•	Credit costs totaled $17.6 million for the first quarter of 2014, compared to $22.3 million for the fourth quarter of 2013 and $49.3 million for the first quarter of 2013.

“We were pleased to report a 28% increase in net income available to common shareholders for the quarter,” said Kessel D. Stelling, Synovus Chairman and CEO. “We also continue to be encouraged by growth in C&I, CRE, and retail loans, and in key markets like Atlanta, Tampa, Orlando, Jacksonville, and Charleston. Our steady progress over the past several quarters is a direct result of investments in additional talent in high-opportunity markets, effective partnerships between our core and specialty line bankers, and our team’s unwavering commitment to delivering exceptional customer service. The quarter also included continued reductions in credit costs, a slight increase in the net interest margin, and the implementation of new expense reduction initiatives.”

Core Performance

Pre-tax, pre-credit costs income was $96.5 million for the first quarter of 2014, an increase of $261 thousand from $96.3 million for the fourth quarter of 2013.

•	Net interest income was $200.5 million for the first quarter of 2014, down $3.8 million from $204.3 million in the previous quarter, due to two fewer calendar days.

•	The net interest margin was 3.39%, compared to 3.38% in the fourth quarter of 2013, with the yield on earning assets up one basis point and the effective cost of funds unchanged.

•	Total non-interest income was $70.2 million for the first quarter of 2014, up $10.0 million, compared to $60.2 million for the fourth quarter of 2013. Total non-interest income for the first quarter of 2014 includes a $5.8 million net gain on the Memphis transaction and a $3.1 million gain on a branch property sale.

•	Mortgage banking income increased $599 thousand over the previous quarter.

•	Service charges on deposit accounts and bankcard fees declined $434 thousand and $461 thousand, respectively, due to seasonality.

•	Non-interest expense for the first quarter of 2014 was $184.2 million, down $6.6 million, compared to $190.7 million for the fourth quarter of 2013.

•	The first quarter of 2014 non-interest expense includes $8.6 million in restructuring charges. The fourth quarter of 2013 non-interest expense includes $10.0 million in litigation loss contingency expense and $3.8 million in restructuring charges.

•	Adjusted non-interest expense (excludes Visa indemnification charges, restructuring charges, litigation loss contingency expense and other credit costs) was $167.1 million, down $824 thousand, compared to $167.9 million for the fourth quarter of 2013.

Balance Sheet Fundamentals

•	Total reported loans ended the quarter at $20.16 billion, a $101.2 million increase from the fourth quarter of 2013.

•	Total loans, excluding the impact from the Memphis transaction, grew $190.8 million or 3.9% annualized compared to the fourth quarter of 2013.

•	Excluding the impact from the Memphis transaction:

•	Commercial and industrial loans grew by $130.7 million from the fourth quarter of 2013, or 5.3% annualized.

•	Commercial real estate loans grew by $35.6 million from the fourth quarter of 2013, or 2.2% annualized.

•	Retail loans grew by $24.1 million from the fourth quarter of 2013, or 2.7% annualized.

•	Total deposits ended the quarter at $20.95 billion, up $74.1 million from the previous quarter.

•	Core deposits ended the quarter at $19.58 billion, down $197.8 million compared to the fourth quarter of 2013. Core deposits excluding the impact from the Memphis transaction were flat compared to the fourth quarter of 2013. Core deposits, excluding time deposits, increased $80.3 million compared to the previous quarter.

Credit Quality

Broad-based improvement in credit quality continued.

•	Total credit costs were $17.6 million in the first quarter of 2014, down $4.7 million from $22.3 million in the fourth quarter of 2013 and down from $49.3 million in the first quarter of 2013.

•	Net charge-offs were $15.2 million in the first quarter of 2014, down $9.9 million from $25.1 million in the fourth quarter of 2013 and down from $42.1 million in the first quarter of 2013. The annualized net charge-off ratio was 0.30% in the first quarter, down from 0.51% in the previous quarter and down from 1.18% in the first quarter of 2013.

•	Non-performing loan inflows were $35.0 million in the first quarter of 2014, down from $41.2 million in the fourth quarter of 2013 and $83.9 million in the first quarter of 2013.

•	Non-performing loans, excluding loans held for sale, were $384.9 million at March 31, 2014, down $31.4 million from the previous quarter, and down $128.4 million or 25.0% from the first quarter of 2013. The non-performing loan ratio was 1.91% at March 31, 2014, down from 2.08% at the end of the previous quarter and 2.65% at March 31, 2013.

•	Total non-performing assets were $498.2 million at March 31, 2014, down $41.4 million from the previous quarter, and down $179.4 million or 26.5% from the first quarter of 2013. The non-performing asset ratio was 2.46% at March 31, 2014, compared to 2.67% at the end of the previous quarter and 3.47% at March 31, 2013.

•	Total delinquencies (consisting of loans 30 or more days past due and still accruing) were 0.37% of total loans at March 31, 2014, compared to 0.36% at December 31, 2013, and 0.46% at March 31, 2013. Total loans past due 90 days or more and still accruing remained low at 0.03% at March 31, 2014, compared to 0.02% at December 31, 2013, and 0.03% at March 31, 2013.

Capital Ratios

All capital ratios increased in the first quarter.

•	Tier 1 Common Equity ratio was 10.24% at March 31, 2014, compared to 9.93% at December 31, 2013.

•	Tier 1 Capital ratio was 10.85% at March 31, 2014, compared to 10.54% at December 31, 2013.

•	Total Risk Based Capital ratio was 13.31% at March 31, 2014, compared to 13.00% at December 31, 2013.

•	Tier 1 Leverage ratio was 9.46% at March 31, 2014, compared to 9.13% at December 31, 2013.

•	Tangible Common Equity ratio was 10.78% at March 31, 2014, compared to 10.68% at December 31, 2013.

Stelling concluded, “During the remainder of 2014, we expect continued loan growth, further improvement in credit quality, and a continued push on expense reductions. We are making strategic investments to improve our customers’ experience and more effectively reach potential customers. We will conclude this summer the rollout of our 200 new full-service ATMs and, later this year, enhanced commercial and mobile banking channels. We also recently launched a brand campaign that includes television, print, and online advertising designed to build greater awareness of the full capabilities and resources of Synovus. All of these activities, along with our strong capital position, provide a solid foundation for long-term growth and success.”

Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on April 22, 2014. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to www.synovus.com/webcasts. You may download RealPlayer or Windows Media Player (free download available) prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

About Synovus

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with over $26 billion in assets. Synovus Financial Corp. provides commercial and retail banking, investment and mortgage services to customers through 28 locally branded divisions, 274 branches and 358 ATMs in Georgia, Alabama, South Carolina, Florida and Tennessee. See Synovus Financial Corp. on the web at www.synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations on credit trends and key credit metrics; expectations regarding deposits, loan growth and the net interest margin; expectations on our growth strategy, strategic investments, expense initiatives, and future profitability; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this report. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled 1Q14 loan growth excluding the impact from the Memphis transaction, core deposits, core deposits excluding time deposits, core deposits excluding the impact from the Memphis transaction, tangible common equity to tangible assets ratio, Tier 1 common equity ratio, pre-tax, pre-credit cost income, and adjusted non-interest expense are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are total loans, total deposits, total shareholders’ equity to total assets ratio, Tier 1 capital to risk-weighted assets ratio, income before income taxes, and total non-interest expense, respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ capital strength and the performance of its core business. These non-GAAP financial measures should not be considered as substitutes for total loans, total deposits, total shareholders’ equity to total assets ratio, Tier 1 capital to risk-weighted assets ratio, income before income taxes, or total non-interest expense determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of 1Q14 loan growth excluding the impact from the Memphis transaction, core deposits, core deposits excluding time deposits, core deposits excluding the impact from the Memphis transaction, tangible common equity to tangible assets ratio, Tier 1 common equity ratio, pre-tax, pre-credit costs income, and adjusted non-interest expense, and the reconciliation of these measures to total loans, total deposits, total shareholders’ equity to total assets ratio, Tier 1 capital to risk-weighted assets ratio, income before income taxes, and total non-interest expense are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)

	CRE	C&I	Retail	Unearned Income	Total
1Q14 loan growth excluding the impact from the Memphis transaction
Growth in total loans	$20,600	89,507	(9,328)	426	101,205
Add: Impact from the Memphis transaction	15,004	41,175	33,403	—	89,582

1Q14 loan growth excluding the impact from the Memphis transaction	$35,604	130,682	24,075	426	190,787

	1Q14	4Q13	3Q13	2Q13	1Q13
Core deposits
Core deposits excluding time deposits
Core deposits excluding the impact from the Memphis transaction
Total deposits	$20,950,891	20,876,790	20,973,856	20,710,703	20,561,193
Subtract: Brokered deposits	(1,365,939)	(1,094,002)	(1,275,200)	(1,338,064)	(1,332,632)

Core deposits	$19,584,952	19,782,788	19,698,656	19,372,639	19,228,561

Subtract: Time deposits	(3,220,073)	(3,498,200)	(3,569,752)	(3,377,215)	(3,482,196)

Core deposits excluding time deposits	$16,364,879	16,284,588	16,128,904	15,995,424	15,746,365

Core deposits	$19,584,952
Add: Impact from the Memphis transaction	191,301

Core deposits excluding the impact from the Memphis transaction	$19,776,253

Reconciliation of Non-GAAP Financial Measures (continued)

(dollars in thousands)

	1Q14		4Q13	3Q13	2Q13	1Q13
Tier 1 Common Equity Ratio
Total shareholders’ equity	$2,998,496		2,948,985	2,931,860	3,568,204	3,578,106
Add/subtract: Accumulated other comprehensive loss (income)	30,463		41,258	29,514	33,060	(2,787)
Subtract: Goodwill	(24,431)		(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(1,883)		(3,415)	(3,783)	(4,156)	(4,583)
Subtract: Disallowed deferred tax asset	(579,537)		(618,516)	(647,828)	(674,996)	(687,007)
Other items	7,681		7,612	7,426	7,304	7,191

Tier 1 capital	$2,430,789		2,351,493	2,292,758	2,904,985	2,866,489

Subtract: Qualifying trust preferred securities	(10,000)		(10,000)	(10,000)	(10,000)	(10,000)
Subtract: Series A Preferred Stock, no par value	—		—	—	(962,725)	(960,005)
Subtract: Series C Preferred Stock, no par value	(125,980)		(125,862)	(125,400)	—	—

Tier 1 common equity	$2,294,809		2,215,631	2,157,358	1,932,260	1,896,484

Risk-weighted assets	$22,404,054	(1)	22,312,655	21,735,363	21,542,287	21,235,129
Tier 1 common equity ratio	10.24	%(1)	9.93	9.93	8.97	8.93

Tangible common equity to tangible assets ratio
Total assets	$26,435,426		26,201,604	26,218,360	26,563,174	26,212,879
Subtract: Goodwill	(24,431)		(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(1,883)		(3,415)	(3,783)	(4,156)	(4,583)

Tangible assets	$26,409,112		26,173,758	26,190,146	26,534,587	26,183,865

Total shareholders’ equity	$2,998,496		2,948,985	2,931,860	3,568,204	3,578,106
Subtract: Goodwill	(24,431)		(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(1,883)		(3,415)	(3,783)	(4,156)	(4,583)
Subtract: Series A Preferred Stock, no par value	—		—	—	(962,725)	(960,005)
Subtract: Series C Preferred Stock, no par value	(125,980)		(125,862)	(125,400)	—	—

Tangible common equity	$2,846,202		2,795,277	2,778,246	2,576,892	2,589,087

Total shareholders’ equity to total assets ratio	11.34%		11.25	11.18	13.43	13.65

Tangible common equity to tangible assets ratio	10.78%		10.68	10.61	9.71	9.89

Pre-tax, Pre-credit Costs Income
Income before income taxes	$77,024		59,710	73,459	72,906	46,553
Add: Provision for losses on loans	9,511		14,064	6,761	13,077	35,696
Add: Other credit costs(2)	8,128		8,285	15,603	10,887	13,595
Add: Restructuring charges	8,577		3,770	687	1,758	4,850
Add: Litigation loss contingency expense(3)	—		10,000	—	—	—
Add: Visa indemnification charges	396		799	—	764	37
Subtract: Investment securities gains, net	(1,331)		(373)	(1,124)	(1,403)	(45)
Subtract: Gain from Memphis transaction, net	(5,789)		—	—	—	—

Pre-tax, pre-credit costs income	$96,516		96,255	95,386	97,989	100,686

Adjusted Non-interest Expense
Total non-interest expense	$184,161		190,738	187,328	181,186	182,286
Subtract: Other credit costs(2)	(8,128)		(8,285)	(15,603)	(10,887)	(13,595)
Subtract: Restructuring charges	(8,577)		(3,770)	(687)	(1,758)	(4,850)
Subtract: Visa indemnification charges	(396)		(799)	—	(764)	(37)
Subtract: Litigation loss contingency expense(3)	—		(10,000)	—	—	—

Adjusted non-interest expense	$167,060		167,884	171,038	167,777	163,804

(1)	Preliminary
(2)	Other credit costs consist primarily of foreclosed real estate expense, net
(3)	Consists of loss contingency accruals with respect to outstanding legal matters. Amounts for other quarters are not disclosed separately as amounts are not material.

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